EXHIBIT 24.1

POWER OF ATTORNEY
FORM S-8

Each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint David E. Adante, Executive Vice President, Chief Financial Officer and Secretary, The Davey Tree Expert Company, his or her true and lawful attorney, for him or her and in his or her name, place, and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of The Davey Tree Expert Company, an Ohio corporation (the “Company”), to any and all registration statements on Form S-8 and amendments thereto filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with The Davey 401KSOP and ESOP (January 1, 2010 Restatement), giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 10th day of March, 2011.

/s/R.Douglas Cowan R. Douglas Cowan, Director
/s/J. Dawson Cunningham J. Dawson Cunningham, Director
/s/William J. Ginn William J. Ginn, Director
/s/Douglas K. Hall Douglas K. Hall, Director
/s/Sandra W. Harbrecht Sandra W. Harbrecht, Director
/s/John E. Warfel John E. Warfel, Director
/s/Karl J. Warnke Karl J. Warnke, Director, Chairman, President and Chief Executive Officer
/s/Nicholas R. Sucic Nicholas R. Sucic, Vice President and Controller